Exhibit 99.2

[FORM OF]
CONTINGENT VALUE RIGHTS AGREEMENT
THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2017 (this “Agreement”), is entered into by and between Sientra, Inc., a Delaware corporation (“Parent”) and [_____________] as Rights Agent (the “Rights Agent”).
RECITALS
A.    Parent, Desert Acquisition Corporation, a Delaware corporation (“Purchaser”), and Miramar Labs, Inc., a Delaware corporation (“Company”), have entered into an Agreement and Plan of Merger, dated as of June 11, 2017 (as amended from time to time, the “Merger Agreement”), pursuant to which Purchaser (a) will launch a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of Company (“Company Common Stock”), and (b) will merge with and into Company, with Company surviving the Merger as a subsidiary of Parent.
B.    Pursuant to the Merger Agreement, Parent has agreed to provide to holders of Company Common Stock and other individuals the right to receive contingent cash payments as hereinafter described.
AGREEMENT
The parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above, intending to be legally bound, hereby mutually covenant and agree, for the equal and proportionate benefit of all Holders (as defined below), as follows:
SECTION 1
DEFINITIONS
1.1    Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them below:
“Assignee” has the meaning set forth in Section 6.4.
“Board of Directors” means the board of directors of Parent.
“Board Resolution” means a copy of a resolution certified by a duly authorized officer of Parent to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.
“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to remain closed.

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“CVRs” means the rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement.
“Cover” means, with respect to any subject matter, that the manufacture, use, sale, offering for sale, importation, exportation or other exploitation of such subject matter would infringe a claim of an issued or granted patent at the time thereof or a claim of a pending patent application as such patent application was published.
“CVR Majority” means Holders of not less than a majority of the outstanding CVRs.
“CVR Register” has the meaning set forth in Section 2.3(b).
“CVR Shortfall” has the meaning set forth in Section 4.3(b).
“DTC” means The Depository Trust Company.
“Governmental Entity” means any foreign or domestic arbitrator, court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to, government.
“Holder” means a Person in whose name a CVR is registered in the CVR Register.
“Independent Accountant” has the meaning set forth in Section 4.3(a).
“Milestone” means each of Milestone #1 and Milestone #2.
“Milestone #1” means cumulative Net Sales of the Product worldwide following the Closing exceeding $50,000,000.
“Milestone #2” means cumulative Net Sales of the Product worldwide following the Closing exceeding $80,000,000 (which calculation, for the avoidance of doubt, shall be inclusive of any Net Sales counted in the determination of Milestone #1).
“Milestone Compliance Certificate” has the meaning set forth in Section 2.4(a).
“Milestone Payment” means, without any aggregation:
(a)    $0.0147 per CVR, with respect to achieving Milestone #1; and
(b)    $0.6911 per CVR, with respect to achieving Milestone #2.
“Milestone Payment Date” has the meaning set forth in Section 2.4(a).
“Net Sales” means the gross amount invoiced by or on behalf of the relevant Selling Entity for the Product sold to third parties other than any other Selling Entity, less the Permitted Deductions, all as determined in accordance with the Selling Entity’s usual and customary accounting methods consistent with the treatment of other products commercialized by the applicable Selling Entity, which shall be in accordance with United States generally accepted accounting principles, including the

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accounting methods for translating activity denominated in foreign currencies into United States dollar amounts. In the case of any sale of the Product between or among Parent, its Affiliates, licensees and sublicensees, for resale, Net Sales will be calculated as above only on the value charged or invoiced on the first arm’s-length sale thereafter to a third party. For the avoidance of doubt, in the case of any sale of the Product between or among Parent, its Affiliates, licensees and sublicensees where such Affiliate or licensee is an end-user of, and does not further sell, the Product, Net Sales will be calculated on the value charged or invoiced to such Affiliate, licensee or sublicensee. In the case of any sale for value other than exclusively for money (but excluding any patient assistance programs), Net Sales will be calculated on the fair market price of the Product in the jurisdiction of sale during the relevant period.
“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Patent” means any of the following anywhere in the world: (a) any issued patent, including inventor's certificates, substitutions, extensions, confirmations, reissues, re-examinations, renewals or any like governmental grant for protection of inventions; and (b) any pending application for any of the foregoing, including any continuation, divisional, substitution, continuations-in-part, provisional and converted provisional applications.
“Permitted Deductions” means the following deductions to the extent actually deducted by a Selling Entity from the gross invoiced sales price of the Product, or otherwise directly paid or incurred by the Selling Entity with respect to the applicable sale of the Product:
(a)    ordinary course trade and quantity discounts actually allowed;
(b)    amounts repaid or credited by reasons of defects, recalls, returns, rebates or allowances of goods or because of retroactive price reductions specifically identifiable to the Product;
(c)    chargebacks, rebates (or the equivalent thereof) and other amounts paid on sale of the Product, including such payments mandated by programs of Governmental Entities;
(d)    rebates (or the equivalent thereof) and administrative fees paid to medical healthcare organizations, to group purchasing organizations or to trade customers in line with approved contract terms or other normal and customary understandings and arrangements;
(e)    tariffs, duties, excise, sales, value-added and other taxes (other than taxes based on net income) and charges of Governmental Entities;
(f)    deductions for uncollectible amounts on previously sold products following commercially reasonably attempts to collect such amounts (which adjustment shall be based on actual bad debts incurred and written off as uncollectible by the Selling Entity in a quarter, net of any recoveries of amounts previously written off as uncollectible from current or prior quarters);
(g)    discounts pursuant to indigent patient programs and patient discount programs and coupon discounts;

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(h)    transportation, freight, postage, importation, shipping insurance and other handling expenses to the extent paid by a Selling Entity and not invoiced, paid or reimbursed by a third party purchaser; and
(i)    required distribution commissions and fees (including fees related to services provided pursuant to distribution service agreements with wholesalers, fee-for-service wholesaler fees and inventory management fees) payable to any third party providing distribution services to the Selling Entities.
For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a) through (i) above, such item may not be deducted more than once.
“Permitted Transfer” means: a transfer of CVRs (a) on death by will or intestacy; (b) transfer by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order; (d) made by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner, to the extent allowable by DTC; or (f) as provided in Section 2.6.
“Product” means (a) the product named and marketed on the date hereof as the miraDRY System including the console, handpiece and bioTip, including any improvements, modifications, and derivatives thereof or thereto; (b) any other product or system that is Covered by a Valid Claim of a Patent included in Parent IP (as defined in the Merger Agreement); and (c) any and all related repair or replacement parts, accessories, software, and services.
“Review Request Period” has the meaning set forth in Section 4.3(a).

    “Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.
“Selling Entity” means Parent, any Assignee, and each of their controlled Affiliates (including, from and after the Effective Time, Parent), licensees and sublicensees.
“Shortfall Report” has the meaning set forth in Section 4.3(b).
“Valid Claim” means a claim of: (a) any issued or granted, unexpired patent that: (i) has not been revoked or held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision from which no appeal can be, or has been, taken; and (ii) has not been admitted to be invalid or unenforceable through reissue, reexamination, disclaimer or otherwise; and (b) any application for a patent that is pending with an administrative patent authority unless such application has been: (i) abandoned; or (ii) rejected by the relevant patent authority and all options for appeal to the relevant patent authority for further prosecution of such claim have been exhausted.

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SECTION 2

CONTINGENT VALUE RIGHTS
2.1    CVRs. The CVRs represent the rights of Holders to receive contingent cash payments pursuant to this Agreement. The initial Holders will be determined pursuant to the terms of the Merger Agreement.
2.2    Nontransferable. The CVRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.
2.3    No Certificate; Registration; Registration of Transfer; Change of Address.
(a)    The CVRs shall not be evidenced by a certificate or other instrument.
(b)    The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs and transfers of CVRs as herein provided. The CVR Register will show one position for Cede & Co representing all the shares of Company Common Stock held by DTC on behalf of the street name holders of the shares of Company Common Stock tendered by such holders in the Offer or held by such holders as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs unless and until such CVRs are transferred into the name of such street holders in accordance with Section 2.2 of this Agreement. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any street holders of shares of Company Common Stock by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to distribution of payments by DTC to such street name holders.
(c)    Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent, duly executed by the Holder thereof, his, her or its attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. Parent and Rights Agent may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable taxes or charges unless and until the Rights Agent is satisfied that all such taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio.

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(d)    A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.
2.4    Notice and Payment Procedures.
(a)    Within forty-five (45) days following the end of each fiscal quarter, until the achievement of both Milestones, Parent shall deliver to the Rights Agent a report specifying in reasonable detail: (i) the gross invoiced amount from sales of Product by the Selling Entities; (ii) amounts deducted (setting forth for the amount of each specific category of Permitted Deductions to which such amounts qualify thereas) from the gross invoiced amount to calculate Net Sales; and (iii) quarterly and cumulative Net Sales (a “Quarterly Milestone Report”); provided that to the extent such information is specifically contained in any periodic report filed by Parent with the Securities and Exchange Commission with respect to any fiscal quarter prior to the date an applicable Quarterly Milestone Report was required to be delivered, no Quarterly Milestone Report will be required to be delivered under this Section 2.4(a) with respect to such Fiscal Quarter.
(b)    If a Milestone is attained, then within forty-five (45) days following such attainment (the “Milestone Payment Date”), Parent shall deliver to the Rights Agent (i) a certificate (the “Milestone Compliance Certificate”) certifying the satisfaction of the applicable Milestone and that the Holders are entitled to receive the applicable Milestone Payment, (ii) cash in the aggregate amount of the applicable Milestone Payment payable to the Holders, along with (iii) any letter of instruction required by the Rights Agent.
(c)    The Rights Agent shall promptly, and in no event later than ten (10) Business Days after receipt, send each Holder at its registered address a copy of any Milestone Compliance Certificate delivered by Parent pursuant to Section 2.4(a), and at the time the Rights Agent sends a copy of such Milestone Compliance Certificate to the Holders, the Rights Agent shall also pay the Milestone Payment to each of the Holders (the amount to which each Holder is entitled to receive will be based on the Milestone Payment multiplied by the number of CVRs held by such Holder as reflected on the CVR Register).
(d)    Parent and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the any amounts otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to or deposited with the relevant Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made. Prior to making any such tax withholdings or causing any such tax withholdings to be made with respect to any Holder, the Rights Agent shall, to the extent reasonably practicable, provide notice to the Holder of such potential withholding and a reasonable opportunity for the Holder to provide any necessary tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding amounts.

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(e)    Any portion of the Milestone Payment that remains undistributed to the Holders for six months after the Milestone Payment Date shall be delivered by the Rights Agent to Parent, upon demand, and any Holder shall thereafter look only to Parent for payment of such Milestone Payment, but shall have no greater rights against Parent than may be accorded to general unsecured creditors of Parent under applicable law.
(f)    Neither Parent nor the Rights Agent shall be liable to any person in respect of the Milestone Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any portion of a Milestone Payment made by Parent remains unclaimed by a Holder prior to two years after the applicable Milestone Payment Date (or immediately prior to such earlier date on which the Milestone Payment would otherwise escheat to or become the property of any Governmental Entity), despite the Rights Agent’s commercially reasonable efforts to deliver the payment to a Holder, any such Milestone Payment shall, to the extent permitted by applicable Legal Requirement, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.
2.5    No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.
(a)    The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder, except as specifically provided herein.
(b)    The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger.
2.6    Ability To Abandon The CVR. The Holder of a CVR may at any time at its option abandon all of its remaining rights in a CVR by transferring the CVR to Parent without consideration therefor. Nothing in this Section 2.6 is intended to prohibit Parent from offering to acquire CVRs for consideration in its sole discretion.
SECTION 3

THE RIGHTS AGENT
3.1    Certain Duties and Responsibilities. The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
3.2    Certain Rights of Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:
(a)    the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

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(b)    whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate;
(c)    the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;
(d)    the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;
(e)    the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(f)    Parent agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss shall have been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful misconduct; and
(g)    Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement, as agreed upon in writing by Rights Agent and Parent on or prior to the date hereof, and (ii) to reimburse the Rights Agent for all taxes and governmental charges, reasonable expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than income, receipt, franchise or similar Taxes). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder.
3.3    Appointment of Successor.
(a)    The Rights Agent may resign at any time by giving written notice thereof to Parent and the Holders specifying a date when such resignation shall take effect, which notice shall be sent at least 60 days prior to the date so specified. A CVR Majority shall, with the prior written consent of Parent (such consent not to be unreasonably withheld), have the right to remove the Rights Agent at any time, specifying a date when such removal shall take effect. Notice of such removal shall be given to Parent and Rights Agent, which notice shall be sent at least 60 days prior to the date so specified.
(b)    If the Rights Agent shall resign, be removed or become incapable of acting, Parent shall, with the prior written consent of a CVR Majority (such consent not to be unreasonably withheld), promptly appoint a qualified successor Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

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(c)    Parent shall give notice of each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders who did not appoint or approve of such successor as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.
(d)    Notwithstanding anything to the contrary in this Section 3.3, Parent shall not appoint a successor Rights Agent unless consented to in writing by a CVR Majority (such consent not to be unreasonably withheld).
3.4    Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of Parent or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.
3.5    Compensation and Reimbursement. Parent agrees:
(a)    to pay to the Rights Agent from time to time reasonable compensation for all services rendered by it hereunder in such amount as Parent and the Rights Agent shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and
(b)    except as otherwise expressly provided herein, to reimburse the Rights Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Rights Agent in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Rights Agent’s gross negligence, bad faith or willful misconduct.
3.6    Enforcement.
(a)    Parent agrees that in the case of any failure to pay all or any part of the Milestone Payments when due and payable, then upon demand of the Rights Agent, Parent shall pay to the Rights Agent for the benefit of the Holders the whole amount that then shall have become due and payable hereunder (plus interest on such Milestone Payment, as applicable, at the “prime rate” as published in the Wall Street Journal from time to time plus 2%, from when the Milestone Payment should have been made); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Rights Agent and each predecessor Rights Agent, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of the Rights Agent’s gross negligence, willful misconduct or bad faith.

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(b)    The Rights Agent may in its discretion proceed to and shall be entitled and empowered protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Rights Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Rights Agent by this Agreement or by law.
(c)    In case the Rights Agent or any Holder shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Rights Agent or to such Holder, then and in every such case Parent and the Rights Agent and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of Parent, the Rights Agent and the Holders shall continue as though no such proceedings had been taken.
(d)    Notwithstanding any other provision in this Agreement, the right of any Holder to receive payment on or after the respective due dates with respect to any Milestone Payment, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
(e)    A CVR Majority shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Rights Agent, or exercising any power conferred on the Rights Agent with respect by this Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Agreement; and provided further that (subject to the provisions of this Section 3) the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Rights Agent in good faith by its board of directors, the executive committee, or a committee of directors or authorized officers of the Rights Agent shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of said direction.
(f)    Nothing in this Agreement shall impair the right of the Rights Agent in its discretion to take any action deemed proper by the Rights Agent and which is not inconsistent with such direction or directions by Holders.

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SECTION 4

COVENANTS
4.1    List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders within 30 Business Days of the Effective Time.
4.2    Payment of Milestone Payments. Parent shall duly and promptly deposit with the Rights Agent for payment to each Holder the Milestone Payments, if any, in the manner provided for in Section 2.4 and in accordance with the terms of this Agreement.
4.3    Audits.
(a)    Upon the written request of a CVR Majority provided to Parent with reasonable notice (but in no event more than once per year), Parent shall provide an independent certified public accounting firm of nationally recognized standing jointly agreed upon by the written consent of a CVR Majority and Parent (failing agreement on which each shall designate an independent public accounting firm of its own selection, which firms shall in turn appoint an independent public accounting firm for such purpose) (the “Independent Accountant”) with access during normal business hours to such of the records of Parent as may be reasonably necessary to verify Net Sales comprising the achievement of the applicable Milestone. The fees charged by such accounting firm shall be paid by Parent. The Independent Accountant shall disclose to such Holders any matters directly related to their findings and shall disclose whether it has determined that any statements set forth in a Quarterly Milestone Report or Milestone Compliance Certificate are incorrect. The Independent Accountant shall provide Parent with a copy of all disclosures made to such Holders. The initiation of a review by a CVR Majority as contemplated by this Section 4.3(a) shall not relieve Parent of its obligation to pay any Milestone Payment for which notice of achievement has been given.
(b)    If the Independent Accountant concludes that any Milestone Payment should have been paid but was not paid when due, Parent shall pay to the Rights Agent or to each Holder of a CVR the amount of such Milestone Payment (to the extent not paid on a subsequent date), as applicable, plus interest on such Milestone Payment, as applicable, at the “prime rate” as published in the Wall Street Journal from time to time plus 2%, from when the Milestone Payment Date should have occurred (if Parent had given notice of achievement of such Milestone pursuant to the terms of this Agreement), as applicable, to the date of actual payment (such amount including interest being the “CVR Shortfall”). Parent shall pay the CVR Shortfall to the Holders of record as of a date that is three (3) Business Days prior to a payment date selected by Parent, which date must be within sixty (60) days of the date the Independent Accountant delivers to Parent the Independent Accountant’s written report (the “Shortfall Report”). The decision of such Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be nonappealable and shall not be subject to further review.

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(c)    Each person seeking to receive information from Parent in connection with a review or audit shall enter into, and shall cause its accounting firm to enter into, a reasonable and mutually satisfactory confidentiality agreement with Parent obligating such party to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement and not use such information for any purpose other than the completion of such review or audit.
(d)    Parent shall not, and shall cause its Affiliates not to, enter into any Contract with any third party with respect to a Product unless such Contract contains provisions that would allow any Independent Accountant appointed pursuant to this Section 4.3 such access to the records of the other party to such license or distribution agreement as may be reasonably necessary to perform its duties pursuant to this Section 4.3.
4.4    Retention Plan. Parent acknowledges and agrees that pursuant to the terms of the Retention Plan any amounts paid to the Holder of a CVR upon the achievement of a Milestone shall be considered “Net Proceeds” under the terms of the Retention Plan, and as a result thereof each Participant is entitled, upon the achievement of a Milestone, to receive a portion of such “Net Proceeds” pursuant to the terms of the Retention Plan and the Participation Agreement entered into by such Participant, and Parent shall, or shall cause the Surviving Corporation to, pay such amounts to such Participants in accordance with the terms of the Retention Plan.
SECTION 5

AMENDMENTS
5.1    Amendments Without Consent of Holders.
(a)    Without the consent of any Holders, the Rights Agent and Parent, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
(i)    to evidence the succession of another Person as a successor Rights Agent and the assumption by any successor of the covenants and obligations of the Rights Agent herein;
(ii)    to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as the Board of Directors and the Rights Agent shall consider to be for the protection of the Holders; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;
(iii)    to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;
(iv)    as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act; provided that, such provisions shall not materially adversely affect the interests of the Holders; or

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(v)    any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.
(b)    Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.
5.2    Amendments With Consent of Holders.
(a)    Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the written consent of a CVR Majority, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement; provided, however, that no such amendment shall, without the consent of any Holder affected thereby:
(i)    modify in a manner adverse to such Holder (i) any provision contained herein with respect to the termination of this Agreement, (ii) the time, terms, conditions for the payment of or the amount of any Milestone Payment;
(ii)    reduce the number of CVRs; or
(iii)    modify any of the provisions of this Section 5.2, except to increase the percentage of Holders from whom consent is required or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of such Holder.
(b)    Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.
5.3    Execution of Amendments. In executing any amendment permitted by this Section 5, the Rights Agent shall be entitled to receive, and shall be fully protected in reasonably relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
5.4    Effect of Amendments. Upon the execution of any amendment under this Section 5, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

13.

SECTION 6
MISCELLANEOUS PROVISIONS
6.1    Entire Agreement; Counterparts. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.
6.2    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) Business Days after being sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the Business Day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party hereto):
if to Parent:
Sientra, Inc.
420 S. Fairview, Suite 200
Santa Barbara CA 93117
Attn:     Jeffrey M. Nugent
Chief Executive Officer
Email:    jeff.nugent@sientra.com

with a copy to (which shall not constitute notice):
Cooley LLP

Attn:	C. Thomas Hopkins 1333 2nd Street, Suite 400 Santa Monica, CA 90401
Email:    thopkins@cooley.com

and

Cooley LLP

Attn:	Jamie Leigh 101 California Street, 5th Floor San Francisco, CA 94111
Email:    jleigh@cooley.com

14.

if to the Rights Agent:
___________________
___________________
___________________
Facsimile No.
Email:
6.3    Notice To Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
6.4    Successors and Assigns. All covenants, provisions and agreements in this Agreement by or for the benefit of Parent, the Rights Agent or the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives, whether so expressed or not. Parent may assign this Agreement without the prior written consent of the other parties to this Agreement to one or more of its direct or indirect Subsidiaries, provided, however, that in the event of any such assignment Parent shall remain subject to its obligations and covenants hereunder, including, but not limited to, its obligations under Section 4.2 and Section 4.5.
6.5    Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns.
6.6    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
6.7    Legal Holidays. In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Milestone Payment Date.
6.8    Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

15.

6.9    Termination. This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder, and no payments shall be required to be made, upon the payment of all Milestone Payments required to be paid under the terms of this Agreement. The termination of this Agreement shall not affect or limit the right (i) to receive Milestone Payments under Section 2.4 to the extent earned prior to termination of this Agreement, or (ii) inspect or receive payment set forth in Section 4.3, and such provisions shall survive the expiration or termination of this Agreement.
6.10    Construction.
(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(c)    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
6.11    No Obligation. Notwithstanding anything in this Agreement to the contrary, Parent shall have sole discretion with regard to all matters relating to the sales of the Product, including marketing the Product, provided, however, that Parent shall not, directly or indirectly, take any actions intentionally or knowingly to avoid making any of the Milestone Payments hereunder.

[Signature Page Follows]

16.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

SIENTRA, INC.

By:
Name:
Title:

[Rights Agent]

By:
Name:
Title:

[SIGNATURE PAGE TO CONTINGENT VALUE RIGHTS AGREEMENT]